                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  Lance, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               [LANCE, INC. LOGO]

                            CHARLOTTE, NORTH CAROLINA




       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 20, 2000

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lance, Inc. (the Company) will be held at the principal office of the Company, 8600 South Boulevard, Charlotte, North Carolina, on Thursday, April 20, 2000, at 2:00 p.m., local time, for the purpose of considering and acting upon the following:

     1.   The election of four Directors.

     2. A proposal to ratify the selection of KPMG LLP as independent public accountants for fiscal year 2000.

     3. A proposal to approve an amendment to the Company's 1997 Incentive Equity Plan to increase the number of shares of Common Stock authorized by 1,500,000 to 3,000,000.

     4. Any and all other matters that may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 1, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof, and only holders of Common Stock of the Company of record at such date will be entitled to notice of or to vote at the meeting.

     THE BOARD OF DIRECTORS WILL APPRECIATE THE PROMPT RETURN OF THE ENCLOSED PROXY, DATED AND SIGNED. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS EXERCISED AND WILL NOT BE EXERCISED IF YOU ATTEND THE MEETING AND VOTE IN PERSON.

                                           By Order of the Board of Directors


                                           Robert S. Carles
                                           Secretary

Charlotte, North Carolina
March 17, 2000

                                   LANCE, INC.

                P. O. Box 32368, Charlotte, North Carolina 28232

                                 PROXY STATEMENT

GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of Lance, Inc. (the Company) to be held at its principal office, 8600 South Boulevard, Charlotte, North Carolina, at 2:00 p.m., local time, on Thursday, April 20, 2000. This Proxy Statement and accompanying Proxy are first being sent to the stockholders of the Company on or about March 17, 2000.

     Solicitation other than by mail may be made personally and by telephone by regularly employed officers and employees of the Company who will not be additionally compensated therefor. The Company will request brokers, dealers, banks or voting trustees, or their nominees, who hold stock in their names for others or hold stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the proxy and will reimburse such institutions for their reasonable expenses in so doing. In addition, the Company has engaged Corporate Investor Communications, Inc. (CIC) to deliver proxy materials to, and solicit proxies from, these institutions. CIC will be reimbursed for its printing costs, postage and freight charges, and other expenses and be paid a solicitation fee of $5,500. The total cost of soliciting proxies will be borne by the Company.

     Any proxy delivered in the accompanying form may be revoked by the person executing the proxy at any time before the authority thereby granted is exercised by written request addressed to Secretary, Lance, Inc., Box 32368, Charlotte, North Carolina 28232 or by attending the meeting and electing to vote in person. Proxies received in the accompanying form will be voted as therein set forth at the meeting or any adjournment thereof.

     The only matters to be considered at the meeting, so far as known to the Board of Directors, are the matters set forth in the Notice of Annual Meeting of Stockholders and routine matters incidental to the conduct of the meeting. However, if any other matters should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote said proxy in accordance with their judgment on such matters.

     Stockholders present or represented and entitled to vote on a matter at the meeting or any adjournment thereof will be entitled to one vote on such matter for each share of Common Stock of the Company held by them of record at the close of business on March 1, 2000, which is the record date for determining the stockholders entitled to notice of and to vote at such meeting or any adjournment thereof. Voting on all matters, including the election of Directors, will be by voice vote or by show of hands, unless the holders of at least 25% of the shares entitled to vote on such matter demand a vote by ballot prior to the vote. The number of shares of Common Stock of the Company outstanding on March 1, 2000 was 28,960,647.

PRINCIPAL STOCKHOLDERS AND HOLDINGS OF MANAGEMENT

     At February 1, 2000, the only persons known to the Company to be the beneficial owners of more than 5% of the Common Stock of the Company were as follows:


                               NUMBER OF SHARES           PERCENT OF
NAME AND ADDRESS OF            AND NATURE OF              COMMON STOCK
BENEFICIAL OWNER               BENEFICIAL OWNERSHIP       OUTSTANDING  (1)
-------------------            --------------------       ----------------

Nan Davis Van Every               1,843,977 (2)              6.3%
6001 Pelican Bay Boulevard
Naples, FL 33963

S. Lance Van Every                2,150,622 (3)              7.4%
4010 Seminole Court
Charlotte, NC 28210

--------------------
(1) Based on 29,172,397 shares outstanding on February 1, 2000 plus options held by such person that are currently exercisable or exercisable within 60 days.

(2) Includes 154,635 shares subject to options currently exercisable to buy shares owned by S. Lance Van Every. Includes 1,597,743 shares held in trust as to which Mrs. Van Every will acquire sole power to vote and dispose on April 30, 2000 of which 1,289,245 shares are held in a trust as to which S. Lance Van Every currently has sole power to vote and dispose.

(3) Includes 66,500 shares subject to options currently exercisable. Mr. Van Every had sole power to vote and dispose of all of these shares, except for 231,669 shares as to which he had shared power to vote and dispose.

     Based on information available to the Company, the Van Every family, consisting of the descendants of Salem A. Van Every, Sr., deceased, and their spouses, owned beneficially on February 1, 2000, approximately 11,500,000 shares of the Common Stock of the Company (approximately 39% of the outstanding shares). Of such shares, approximately 800,000 shares are held by fiduciaries having the sole power to vote and dispose. Members of the Van Every family may own or may have disposed of shares in nominee or other accounts, information as to the amounts of which may not be available to the Company. There are approximately 90 Van Every family stockholders, including stockholders who are minors.

     The following table sets forth, as of February 1, 2000, information as to the beneficial ownership of the Company's $.83-1/3 par value Common Stock by all Directors, Named Executive Officers (as defined herein), and Directors and executive officers of the Company as a group.


                                NUMBER OF SHARES             PERCENT OF
                                AND NATURE OF               COMMON STOCK
NAME OF BENEFICIAL OWNER        BENEFICIAL OWNERSHIP (1)   OUTSTANDING (2)
------------------------        ------------------------   ---------------

Alan T. Dickson                     50,700    (3)                 *

J.W. Disher                         33,685    (4)                 *
                                 1,409,292    (5)               4.8%

James H. Hance, Jr.                 13,500    (6)                 *

William R. Holland                  13,500    (7)                 *

Weldon H. Johnson                    8,500    (8)                 *

Scott C. Lea                        23,500    (9)                 *

Nancy Van Every McLaurin           960,888   (10)               3.3%

Wilbur J. Prezzano                   2,500   (11)                 *

                                     NUMBER OF SHARES             PERCENT OF
                                     AND NATURE OF               COMMON STOCK
NAME OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP (1)   OUTSTANDING (2)
------------------------             ------------------------   ---------------

Robert V. Sisk                          247,800   (12)                 *

Paul A. Stroup, III                      88,123   (13)                 *
                                      1,409,292   (5)                4.8%

Isaiah Tidwell                           12,000    (7)                 *

S. Lance Van Every                    2,150,622   (14)               7.4%

B. Clyde Preslar                         32,053   (15)                 *

Dominic J. Sidari                        10,900   (16)                 *

Richard G. Tucker                        66,142   (17)                 *

Gregory M. Venner                        15,075   (18)                 *

Directors and executive officers      5,230,414   (19)               17.7%
 as a group (22 persons)

--------------------
 *    Less than 1%.

(1) All shares are owned directly and with sole voting and dispositive power except as otherwise noted. Common Stock ownership is as of February 1, 2000.

(2) Based on 29,172,397 shares outstanding on February 1, 2000 plus options held by such person that are currently exercisable or exercisable within 60 days.

(3) Includes 11,500 shares subject to exercisable options, 32,000 shares held by The Dickson Foundation, Inc. of which Mr. Dickson is a member of the Board of Directors and its investment committee and 7,200 shares held by a trust for which Mr. Dickson, his brother and Bank of America, N.A., a subsidiary of Bank of America Corporation (Bank of America), are co-trustees.

(4) Includes 11,500 shares subject to exercisable options and 700 shares held by Mr. Disher's wife.

(5) Consists of shares held by the Philip L. Van Every Foundation (the Foundation) of which Messrs. Disher and Stroup are members of the Board of Administrators, which holds sole voting and dispositive power over such shares, and Bank of America, N.A. is trustee.

(6) Includes 11,500 shares subject to exercisable options but does not include shares held by Bank of America, or its subsidiaries, of which Mr. Hance is Vice Chairman and Chief Financial Officer.

(7)   Includes 11,500 shares subject to exercisable options.

(8)   Includes 8,000 shares subject to exercisable options.

(9) Includes 12,000 shares held by a revocable trust of which Mr. Lea is the grantor and beneficiary and 11,500 shares subject to exercisable options.

(10) Includes 11,500 shares subject to exercisable options and 39,788 shares held by Mrs. McLaurin as custodian for her children or by her children who reside in the same household.

(11)  Includes 2,500 shares subject to exercisable options.

(12) Includes 11,500 shares subject to exercisable options and 236,242 shares held by Mr. Sisk's wife.

(13) Includes 52,238 shares subject to exercisable options, 589 shares held by Mr. Stroup's wife and 14,550 shares of restricted stock.

(14) Includes 66,500 shares subject to options currently exercisable. Mr. Van Every had sole power to vote and dispose of all of these shares, except for 231,669 shares as to which he had shared power to vote and dispose.

(15) Includes 17,100 shares subject to exercisable options and 7,875 shares of restricted stock.

(16) Includes 5,750 shares subject to exercisable options and 4,650 shares of restricted stock.

(17) Includes 16,638 shares subject to exercisable options and 3,275 shares of restricted stock.

(18) Includes 5,750 shares subject to exercisable options and 2,750 shares of restricted stock.

(19) Includes 315,876 shares subject to exercisable options held by Directors and executive officers, 1,409,292 shares held by the Foundation of which Messrs. Disher and Stroup are members of the Board of Administrators and Bank of America, N.A. is trustee and 51,000 shares of restricted stock. Does not include shares held by Bank of America (other than shares held by Bank of America, N.A. as trustee of the Foundation) of which Mr. Hance is Vice Chairman and Chief Financial Officer and Mr. Dickson is a director.

ELECTION OF DIRECTORS

     At the meeting, four Directors will be elected to serve until the Annual Meeting of Stockholders in 2003. Each such Director shall be elected to serve, subject to the provisions of the Bylaws and until their successors are duly elected and qualified. Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote at a meeting at which a quorum is present. Provided a quorum is present, abstentions and shares not voted are not taken into account in determining a plurality.

     It is the intention of the persons named in the accompanying proxy to vote all proxies solicited by the Board of Directors FOR all the nominees indicated below unless authority to vote for the nominees or any individual nominee is withheld by a stockholder in such stockholder's proxy. If for any reason any nominee shall not become a candidate for election as a Director at the meeting, an event not now anticipated, the proxies will be voted for four nominees including such substitutes as shall be designated by the Board of Directors.

     The four nominees are listed below, all of whom are currently members of the Board of Directors. The nominees were elected to their current terms, which expire in 2000, at the Annual Meeting of Stockholders held April 18, 1997, except Weldon H. Johnson was elected at the Annual Meeting of Stockholders on April 17, 1998.
They are nominees for election to a term expiring in 2003.

NAME AND DIRECTOR SINCE (1)   AGE     INFORMATION ABOUT NOMINEES AND DIRECTORS
---------------------------   ---     ----------------------------------------

William R. Holland (2)        61      Chairman and Chief Executive Officer of
  1993                                United Dominion Industries Limited,
                                      Charlotte, NC (Diversified manufacturing company) since 1986; Director of United
                                      Dominion Industries Limited and The BF
                                      Goodrich Company

Weldon H. Johnson             62      Private investor since 1997; Senior Vice
  1997                                President of The Coca-Cola Company, and
                                      President Coca-Cola Latin America Group
                                      1987-1996; Director of NorAm Energy Corp.
                                      and Panamerican Beverages, Inc.

Paul A. Stroup, III (2)       48      Chairman of the Board of the Company since
  1986                                1999, Chief Executive Officer of the
                                      Company since 1995, President since 1994 and Executive Vice President 1989-1994;
                                      Member, Regional Board of Wachovia Bank,
                                      N.A.

NAME AND DIRECTOR SINCE (1)   AGE   INFORMATION ABOUT NOMINEES AND DIRECTORS
---------------------------   ---   ----------------------------------------

Isaiah Tidwell                55    President, Georgia Banking - Wachovia Bank,
  1995                              N.A., Atlanta, GA since 1999; Executive Vice
                                    President and Southern/Western Regional
                                    Executive of Wachovia Bank, N.A., 1996-1999 and Southern Regional Executive 1993-1995;
                                    Director of Ruddick Corporation


     The four members of the Board of Directors listed below were elected to their current terms, which expire in 2002, at the Annual Meeting of Stockholders held on April 16, 1999.

NAME AND DIRECTOR SINCE (1)   AGE   INFORMATION ABOUT NOMINEES AND DIRECTORS
---------------------------   ---   ----------------------------------------

J. W. Disher (2)              66    Private Investor since 1996; Chairman of the
  1968                              Board of the Company 1991-1996 and Chief
                                    Executive Officer 1990-1995

Scott C. Lea (2)              68    Private Investor since 1992; Chairman of the
  1994                              Board of the Company 1996-1999; Chairman of
                                    the Board of Rexham, Inc. (Manufacturer of packaging and coated and laminated products)
                                    1989-1991; President, Chief Executive
                                    Officer and Director of Rexham 1974-1989;
                                    Director of Speizman Industries, Inc.

Wilbur J. Prezzano            59    Private Investor since 1997; Vice Chairman
  1998                              of the Board of Directors of Eastman Kodak,
                                    Inc., Rochester, NY 1996-1997 and Chairman of its Greater China Region 1994-1997;
                                    Director of Canada Trust and Roper
                                    Industries, Inc.

Robert V. Sisk (2)(3)         64    President of Piedmont Engineering Corp.,
  1990                              Charlotte, NC (Industrial refrigeration
                                    systems) since 1965


     The four members of the Board of Directors listed below were elected to their current terms, which expire in 2001, at the Annual Meeting of Stockholders held April 17, 1998.

NAME AND DIRECTOR SINCE (1)   AGE   INFORMATION ABOUT NOMINEES AND DIRECTORS
---------------------------   ---   ----------------------------------------

Alan T. Dickson (2)           68    Chairman of the Board and Chief Executive
  1983                              Officer of Ruddick Corporation, Charlotte,
                                    NC (Diversified holding company) since 1994;
                                    Director of Ruddick Corporation, Bank of
                                    America, Sonoco Products Company and Bassett
                                    Furniture Industries, Inc.

James H. Hance, Jr.           55    Vice Chairman of Bank of America,
  1995                              Charlotte, NC since 1993 and Chief
                                    Financial Officer since 1988; Director of
                                    Caraustar Industries, Inc., Family Dollar
                                    Stores, Inc., Summit Properties, Inc. and
                                    Bank of America

Nancy Van Every McLaurin (3)  55    Private investor for more than the past five
  1995                              years

S. Lance Van Every (3)        52    Private investor for more than the past five
  1990                              years

---------------------

(1) The information about the Directors was furnished to the Company by the Directors.

(2)  Member of the Executive Committee.

(3) S. Lance Van Every and Nancy Van Every McLaurin are cousins and Mr. Sisk's wife is their cousin.

      Bank of America, N.A. provided a line of credit to the Company which was replaced by a $60 million revolving credit facility under which Bank of America, N.A., Wachovia Bank, N.A. and one other bank are lenders under which $32.5 million was outstanding on March 1, 2000. Bank of America, N.A. is also party to a Financing and Share Purchase Agreement with the Company pursuant to which the Company must pay interest semi-annually and repay the principal balance of Canadian $50 million on August 14, 2005. Also, a subsidiary of Bank of America provides securities brokerage services to the Company for which the Company pays Bank of America's standard fees. Mr. Dickson is a director of Bank of America and Mr. Hance is the Vice Chairman and Chief Financial Officer of Bank of America. Mr. Tidwell is President, Georgia Banking of Wachovia Bank, N.A.

      Subsidiaries of Ruddick Corporation purchase products from the Company in the ordinary course of business at the Company's standard prices. Mr. Dickson is the Chairman of the Board and Chief Executive Officer of Ruddick Corporation. Mr. Tidwell is a Director of Ruddick Corporation.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

      The Board of Directors met six times during the fiscal year. Each director attended 75% or more of the total number of meetings of the Board of Directors and all Committees on which he or she served.

      The Audit Committee is composed of Robert V. Sisk, Chairman, James H. Hance, Jr., Weldon H. Johnson, Scott C. Lea, Nancy Van Every McLaurin, Wilbur J. Prezzano and Isaiah Tidwell and is responsible for recommending independent auditors for the Company, reviewing the Company's financial statements, audit report, internal financial controls and internal audit procedures and approving services to be performed by the Company's independent auditors. The Audit Committee met four times during the fiscal year.

      The Nominating Committee is composed of J. W. Disher, Chairman, Alan T. Dickson, Scott C. Lea, Robert V. Sisk, Paul A. Stroup, III and S. Lance Van Every. Its functions include the screening and recommendation of candidates for election to the Board of Directors of the Company. The Committee will consider nominees recommended by stockholders, which nominations may be made in writing and directed to J. W. Disher, Chairman of the Committee. The Nominating Committee met one time during the fiscal year.

      The Compensation/Stock Option Committee provides overall guidance to the Company's compensation and benefit programs. The Committee is currently composed of seven members of the Board of Directors: Alan T. Dickson, Chairman, J. W. Disher, James H. Hance, Jr., William R. Holland, Weldon H. Johnson, Scott C. Lea and S. Lance Van Every. The Committee met three times during the fiscal year. The Committee's recommendations regarding the compensation of the Chief Executive Officer and the other officers of the Company are subject to approval by the Board, except for decisions about grants under the Company's stock incentive plans, which are made solely by the Committee in order for the grants to satisfy tax law requirements.

COMPENSATION/STOCK OPTION COMMITTEE REPORT

      The Company's philosophy for executive compensation is designed to link executive pay with the Company's annual and long-term performance and to attract, motivate and retain excellent people by providing compensation opportunities that are both competitive and consistent with Company performance. The compensation program provides for lower base salaries and a significant portion of compensation that is "at risk." In connection with its restructuring in 1996, the Company received from an independent consulting firm a comprehensive review of the Company's compensation programs. The Company and the Committee have continued to utilize consulting firms to assist in the design and implementation of the executive and other compensation programs of the Company. Substantially all of the employees of the Company participate in incentive compensation plans.

      The compensation program is composed of three elements: base salary, cash bonus and long-term stock based incentives. The cash bonus is performance based and the long-term incentives are tied to stock price performance, continued employment and the achievement of a multiple year financial performance goal. For 1999, the stock based incentives were limited to stock options, performance restricted stock and restricted stock awards. For 1999, the Board of Directors adopted the Lance, Inc. 1999 Annual Corporate Performance Incentive Plan for Officers (the Annual Incentive Plan) as recommended by the Committee to reward advancement of annual financial performance goals and the Lance, Inc. 1999 Long-Term Incentive Plan for Officers (the Long-Term Plan) pursuant to the Company's 1997 Incentive Equity Plan, which was approved by the stockholders in 1997.

      In addition during 1997, in consultation with compensation consultants, the Committee designed Compensation and Benefits Assurance Agreements and Executive Severance Agreements for key executives of the Company. Currently the Company has entered into such agreements with the Chief Executive Officer and seven other senior executives of the Company and its subsidiaries. The Compensation and Benefits Assurance Agreements and the Executive Severance Agreements are described under "Executive Officer Compensation" below.

      In 1999 and prior years, the Committee recommended to the Board of Directors increases in base salary to the officers based on recommendations from the Chief Executive Officer who has consulted with other officers of the Company. From time to time, the Committee has made adjustments to the Chief Executive Officer's recommendations. In 1999, the Board accepted and approved the recommendations of the Committee. Those who served during the fiscal year as Chief Executive Officer and the four other highest paid executive officers are collectively referred to as the Named Executive Officers. The Committee also takes into account the fact that each of the Named Executive Officers has entered into a Compensation and Benefits Assurance Agreement and an Executive Severance Agreement, each described below.

      In considering base salaries for 1999, the Committee considered the compensation review, participation in the Annual Incentive Plan and participation in the Long-Term Plan, including the grant of stock options and restricted stock awards. The salaries of the Named Executive Officers, excluding the Chief Executive Officer, were increased an average of 5.3% for 1999 over 1998.

      With respect to the Chief Executive Officer during 1999, Mr. Stroup, the Committee did not make special note of performance factors but considered the same factors as it considered for all officers of the Company.
Mr. Stroup's salary rate was increased 3.3% for 1999 over 1998.

      The purposes of the Annual Incentive Plan and the Long-Term Plan include the following:

      - motivate behavior that leads to the successful achievement of specific financial and operations goals that support the Company's stated business strategy

      - emphasize the link between performance and rewards for meeting predetermined specific goals

      -     improve the competitiveness of total cash pay opportunities

      - continue to help establish performance orientation at the Company and communicate that greater responsibilities create greater rewards because more pay is "at risk"

      - aligning the interests of executives and senior managers with those of stockholders by linking a substantial portion of pay to the price of the Company's Common Stock

      - provide a way to attract and retain executives and senior managers who are critical to the Company's future success

      - increase total pay for executives and senior managers to competitive levels

      -     keep fixed compensation costs low.

      Under the Annual Incentive Plan, cash bonus awards are paid as a percentage of base salary depending on the attainment of specified financial performance goals as to 75% of the bonus, with the balance determined at the discretion of the Committee based on the executive meeting individual objectives. In 1999, the specified performance goals were not achieved and no cash bonuses were earned under the Annual Incentive Plan.

      Under the Long-Term Plan, the long-term incentives awarded to executives to date are stock options and restricted stock awards. Stock options provide executives with the opportunity to buy and maintain an equity interest in the Company and share the appreciation in the value of the Company's Common Stock. During 1999, the

Committee awarded stock options for an aggregate of 70,050 shares, 8,350 shares of performance restricted stock and 5,800 shares of restricted stock to the Named Executive Officers, excluding the Chief Executive Officer. Mr. Stroup was awarded stock options to purchase 32,700 shares, 3,850 shares of performance restricted stock and 2,700 restricted shares. In addition, the Committee awarded stock options totaling 694,350 shares to approximately 130 other executives and senior managers, approximately 35 executives (not including Named Executive Officers), senior managers and key employees received an aggregate of 34,400 restricted shares and 9 executives (other than Named Executive Officers) and senior managers received an aggregate of 6,900 shares of performance restricted stock.

      The above report is presented by the following current members of the Compensation/Stock Option Committee: Alan T. Dickson, Chairman, J. W. Disher, James H. Hance, Jr., William R. Holland, Weldon H. Johnson, Scott C. Lea and S. Lance Van Every.

COMPENSATION/STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      J. W. Disher, who retired as Chief Executive Officer of the Company in April 1995, was appointed to the Compensation/Stock Option Committee after his retirement.

DIRECTOR COMPENSATION

      Directors who are employees of the Company or its subsidiaries receive no additional compensation for serving as directors. Directors who are not employees of the Company or its subsidiaries (other than the Chairman of the Board if he or she is not otherwise an employee of the Company) receive an annual fee of $12,000 plus $600 for each Board meeting attended and $450 for each Committee meeting attended, except the fee for a Committee meeting held on the same day as a Board meeting is $300. Non-employee directors who serve as a Committee Chairman receive an additional $1,500 per year.

      Mr. Lea received a monthly fee of $16,500 for serving as Chairman of the Board of Directors which began upon his election in April 1996 pursuant to the agreement executed upon his election (the 1996 Agreement) and ended in April 1999. He served substantially full time as an adviser to the Company during such term. His focus was on the Company's strategic direction, management development and creation of stockholder value. Under the 1996 Agreement, Mr. Lea will receive incentive compensation equal to $10,000 for each 1% that the Highest Average Sales Price (as defined below) of the Company's Common Stock exceeds $15.8125 per share. In February 1999, the 1996 Agreement was amended to provide that the Highest Average Sales Price would be the higher of (i) the average of the highest sales price of the Company's Common Stock on The Nasdaq Stock Market during the four consecutive interim (quarterly accounting) periods of the Company which have the highest average sales price of the Company's Common Stock, beginning in March 1996 and ending four years after April 16, 1999 or
(ii) the average of the highest sales price of the Common Stock on The Nasdaq Stock Market for any 10 consecutive trading days during the period from April 19, 1996 until four years after April 16, 1999. Such incentive compensation will be paid in one lump sum four years after April 16, 1999. In October 1998, the Board of Directors of the Company, upon recommendation of the Compensation/Stock Option Committee, approved additional incentive compensation for Mr. Lea because his service as Chairman of the Board had required a greatly expanded commitment of time, energy and expertise than had been contemplated when the 1996 Agreement was approved. The additional incentive compensation is outlined in the 1998 agreement (the 1998 Agreement) which provides for a bonus of $162,000 paid to Mr. Lea on April 16, 1999 and additional incentive compensation equal to $25,000 for each 1% of the Highest Average Sales Price (as described below) exceeds $20.875 per share. In February 1999, the 1998 Agreement was amended to provide that the Highest Average Sales Price means the higher of (i) the average of the highest sales price of the Company's Common Stock on The Nasdaq Stock Market during the four consecutive interim (quarterly accounting) periods of the Company which have the highest average sales price of the Company's Common Stock, beginning in March 1998 and ending four years after April 16, 1999 or
(ii) the average of the highest sales price of the Common Stock on The Nasdaq Stock Market for any 10 consecutive trading days during the period from April 17, 1998 until four years after April 16, 1999. This additional incentive compensation will be paid in one lump sum four years after April 16, 1999. In the event of a Change of Control, the Highest Average Sales Price for all such incentive compensation will be the highest per share consideration paid or payable for the Company's Common Stock in connection with the transaction that results in a Change of Control. For purposes of the 1996 and

1998 Agreements, a Change in Control means the acquisition of 35% or more of the voting securities of the Company by any persons or group other than members of the Van Every Family which consists of the descendents of Salem A. Van Every, Sr. and their spouses. The incentive compensation will be paid in one lump sum concurrently with a Change of Control.

      Non-employee directors are also eligible to receive stock options under the Company's 1995 Nonqualified Stock Option Plan for Non-Employee Directors (the Director Plan). Each non-employee director receives an initial option grant to purchase 2,500 shares of Common Stock upon becoming a director (exercisable after six months of service). The Director Plan also provides for annual option grants to purchase 4,000 shares of Common Stock on every May 1 to each non-employee director continuing in office (other than the initial year) which become exercisable after one year's service. Each current non-employee director will be granted an option to purchase 4,000 shares of Common Stock on May 1, 2000 at an option price equal to the fair market value of the Common Stock on such date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock. Officers, Directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 25, 1999, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial owners were complied with, except Scott C. Lea filed late the report of the purchase in April 1999 of 5,000 shares of the Company's Common Stock.

STOCKHOLDER RETURN PERFORMANCE GRAPH

      Included below is a line graph and a table comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of The Nasdaq Stock Market (U.S. Companies) Index and the Company's Peer Group for the period commencing December 30, 1994 and ending December 23, 1999 covering the Company's five fiscal years ended December 30, 1995, December 28, 1996, December 27, 1997, December 26, 1998 and December 25, 1999.

      The Company has selected a Peer Group consisting of the four publicly-traded companies named below, which are in the snack foods industry. Virtually all of the Company's direct competitors and peers are privately-held companies or subsidiaries or divisions of larger publicly-held companies so that the available members of the Peer Group are limited.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
           AMONG THE COMPANY, NASDAQ STOCK MARKET INDEX AND PEER GROUP



               DATE             LANCE, INC.   NASDAQ STOCK MARKET     PEER GROUP
               ----             -----------   -------------------     ----------
           December 30, 1994       100.000             100.000        100.000
           December 29, 1995        96.114             141.335        104.545
           December 27, 1996       110.292             174.107        119.770
           December 26, 1997       169.804             205.073        156.576
           December 24, 1998       135.990             296.196        163.675
           December 23, 1999        66.634             528.921        160.759

      This graph and table assumes that $100 was invested on December 30, 1994 in the Company's Common Stock, in The Nasdaq Stock Market (U.S. Companies) Index and in the Peer Group, which consists of Golden Enterprises, Inc., J&J Snack Foods Corp., Ralcorp Holdings, Inc. and Tasty Baking Company and that dividends were reinvested.

EXECUTIVE OFFICER COMPENSATION

      The table below shows the compensation paid or accrued by the Company, for the three fiscal years ended December 25, 1999, December 26, 1998 and December 27, 1997 to or for the account of each of those persons who served during the 1999 fiscal year as the Chief Executive Officer and the Company's four other highest paid executive officers (collectively, the Named Executive Officers).


                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION             LONG TERM COMPENSATION
                                                 -------------------             ----------------------
NAME AND                                                      OTHER ANNUAL                      SECURITIES     ALL OTHER
PRINCIPAL                     FISCAL                          COMPENSATION   RESTRICTED STOCK   UNDERLYING    COMPENSATION
POSITION                      YEAR     SALARY ($)  BONUS ($)     ($) (1)      AWARD(S) ($)(2)  OPTIONS (#SH)      ($) (3)
---------                     ----     ----------  ---------  ------------   ----------------  -------------  ------------

Paul A. Stroup, III           1999      257,427            0          --          105,826         32,700         13,321
 President and                1998      249,171            0          --           86,761         13,650         24,556
 Chief Executive Officer      1997      236,032      189,000          --           89,119         18,300         24,194


Richard G. Tucker             1999      203,634            0          --           71,089         21,850         11,072
  Vice President              1998      180,185            0          --           48,084          7,400         15,859
                              1997      170,918      104,400          --           46,856          9,650          5,718


B. Clyde Preslar              1999      186,573            0          --           57,356         17,700         10,051
 Vice President               1998      179,646            0          --           48,084          7,400         15,977
                              1997      170,718      103,000          --           46,856          9,650          6,027


Gregory M. Venner (4)         1999      163,015            0          --           50,893         15,500          8,116
  Vice President              1998      158,449            0          --           33,450          5,150          6,227
                              1997      130,098       73,200          --           39,506          8,000            345


Dominic J. Sidari (5)         1999      161,111       42,625          --           49,278         15,000          4,771
  Vice President              1998      133,025            0          --                0              0            515

--------------------

(1) No Named Executive Officer has received personal benefits during the listed years in excess of 10% of the total of annual salary and bonus.

(2) Amount represents the dollar value of shares of restricted stock and performance restricted stock issued to the Named Executive Officers as of the date of the award. At December 25, 1999, the market value and holdings for each Named Executive Officer was as follows: Mr. Stroup $132,769 (5,400 restricted shares (including 2,700 restricted shares granted on February 16, 1999) and 9,150 performance restricted shares); Mr. Tucker $79,615 (3,275 restricted shares (including 1,800 restricted shares granted on February 16, 1999) and 5,450 performance restricted shares); Mr. Preslar $71,860 (2,925 restricted shares (including 1,450 restricted shares granted on February 16, 1999) and 4,950 performance restricted shares); Mr. Venner $59,541 (2,325 restricted shares (including 1,300 restricted shares granted on February 16, 1999) and 4,200 performance shares) and Mr. Sidari $42,432 (1,900 restricted shares (including 1,250 restricted shares granted on February 16, 1999) and 2,750 performance restricted shares). Vesting of 50% of the restricted shares occurs on each of the second and fourth anniversaries of the award date of such shares if still employed by the Company. Vesting of the performance restricted shares occurs on the third anniversary of the award date if the Company achieves a specified financial performance goal for the three fiscal years following the award date. Dividends are payable on all restricted shares and performance restricted shares.

(3) For fiscal year 1999, includes amounts contributed by the Company under the Company's Profit-Sharing Retirement Plan as follows: Mr. Stroup $6,901, Mr. Tucker $6,717, Mr. Preslar $6,717, Mr. Venner $6,709 and Mr.
      Sidari $4,266; amounts contributed by the Company under the Company's Employee Stock Purchase Plan as follows: Mr. Stroup $1,460, Mr. Tucker $1,866, Mr. Preslar $1,627 and Mr. Venner $950; premiums paid by the Company for term life insurance for the benefit of the respective Named Executive Officer as follows: Mr. Stroup $886, Mr. Tucker $665, Mr. Preslar $603, Mr. Venner $314 and Mr. Sidari $505; and amounts contributed by the Company under the Company's Benefit Restoration Plan as follows: Mr. Stroup $4,074, Mr. Tucker $1,824, Mr. Preslar $1,104 and Mr. Venner $125. For fiscal year 1998 for Mr. Sidari, includes $515 of premiums paid by the Company for term life insurance for his benefit.

(4)   Mr. Venner's employment with the Company will terminate on March 27, 2000.

(5) Mr. Sidari joined the Company in April 1998 and his employment will terminate on March 27, 2000.

      Each of the Named Executive Officers, entered into a Compensation and Benefits Assurance Agreement (a Benefits Agreement) and an Executive Severance Agreement (a Severance Agreement) with the Company.

      The Benefits Agreements for the Named Executive Officers are substantially identical except that the initial term for Mr. Stroup extends until December 31, 2011, the year in which he reaches age 60, which was the same end of term date under his prior Executive Employment Agreement. The Benefits Agreements provide for the payment of specified benefits in the event of a Change in Control, as defined. A Change in Control for the purposes of a Benefits Agreement and a Severance Agreement means the acquisition of 25% or more of the voting securities of the Company by a person or group other than members of the Van Every Family which consists of the descendants of Salem A. Van Every, Sr. and their spouses; a change in the majority of the Board of Directors of the Company over a two year period; or approval by the stockholders of the Company of a sale of substantially all of the assets to an entity of which current Company stockholders own less than 60% of voting control, of the liquidation of the Company or of a merger, consolidation or reorganization after which current Company stockholders own less than 60% of voting control. Benefits are payable under a Benefits Agreement only if one of the following events occurs within three years of a Change in Control: involuntary termination of the executive without Cause, as defined; voluntary termination for Good Reason, as defined, including demotion, relocation or pay reduction; voluntary termination for any reason during the 13th month after the Change in Control; or breach of the Benefits Agreement by the Company or a successor to the Company. In such event, the executive would receive accrued compensation and benefits including the current year's bonus; an amount equal to three times base salary plus three times the greater of the prior year's actual or current year's target bonus; an amount equal to the Profit Sharing Plan contribution based on the base salary and target bonus payment; up to 36 months of health insurance coverage, outplacement services; and an amount equal to any Federal excise taxes payable by the executive. The initial term for the Named Executive Officers under a Benefits Agreement is three years except for Mr. Stroup, as described above. After the initial term, each Benefit Agreement automatically renews for successive one year terms and may be terminated by the Company on one year's notice prior to the end of an initial or renewal term. In the event of a Change in Control, there is an automatic three year extension.

      Each of the Named Executive Officers entered into a Severance Agreement. The provisions of the Severance Agreements are identical for each of the Named Executive Officers except for Mr. Stroup. In the event of involuntary termination of the executive without Cause, as defined, and prior to a Change in Control, as defined, the executive will receive accrued compensation and benefits including current year's bonus plus an amount equal to base salary plus the current year's target bonus. The initial term for a Severance Agreement is three years with automatic renewals for successive one year terms. Each Severance Agreement may be terminated on one year's notice prior to the end of an initial or renewal term.

      In connection with the agreement by Mr. Stroup to terminate his prior Executive Employment Agreement, his Severance Agreement provides for the continuation of supplemental retirement benefits similar to those under his prior Executive Employment Agreement. His Severance Agreement provides for supplemental retirement benefits equal to five times base salary payable over 15 years after retirement or until age 75, if earlier. He may elect a lump sum equal to present value. There is a death benefit equal to 75% of the remaining retirement benefit. He is eligible for retirement benefits at any time after December 31, 2011, or upon death or Disability, as defined. In the event of a Change in Control, as defined, he receives a lump sum equal to the present value of the retirement benefit on termination of employment following a Change in Control. He would also receive a severance benefit upon involuntary termination without Cause, as defined, prior to the earlier of a Change in Control or the last day of the Company's fiscal year in which he reaches age 60. Severance benefits for Mr. Stroup consists of accrued compensation and benefits including current year's bonus and two and one-half times the highest base salary paid to him, plus current year's target bonus, provided that the amount is reduced for severance after age 57 1/2. There is also an immediate commencement of the supplemental retirement benefit, transfer of his Company car to him, payment for unexercised vested stock options, health and medical insurance to age 60 and outplacement services.

      The table below shows the individual grants to the Named Executive Officers of stock options during the fiscal year ended December 25, 1999.

                      OPTION GRANTS IN THE 1999 FISCAL YEAR
                                INDIVIDUAL GRANTS

                                      % OF TOTAL OPTIONS/
                                              SARS
                                           GRANTED TO                                         GRANT DATE
                      OPTIONS/SARS        EMPLOYEES IN    EXERCISE OR BASE    EXPIRATION        PRESENT
NAME                  GRANTED (#SH)        FISCAL YEAR        PRICE ($/SH)         DATE      VALUE ($)(1)
----                  -------------       ------------    ----------------    ----------     ------------

Paul A. Stroup, III     32,700                4.1              16.1565         2/15/09          93,457
B. Clyde Preslar        17,700                2.2              16.1565         2/15/09          50,587
Richard G. Tucker       21,850                2.7              16.1565         2/15/09          62,447
Gregory M. Venner       15,500                1.9              16.1565         2/15/09          44,299
Dominic J. Sidari       15,000                1.9              16.1565         2/15/09          42,870

--------------------
(1) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The estimated values under the model are based on arbitrary assumptions as follows: options to be exercised in ten years, stock price volatility at .303, annual dividend yield of 6.05% and a risk-free interest rate of 5.35%. No downward adjustments are made to the resulting grant-date option values to account for potential forfeitures or non-transferability of the options. The actual value of the options depends upon the actual performance of the Company's stock during the applicable period.

      The table below shows, on an aggregated basis, each exercise of stock options or tandem SARs during the fiscal year ended December 25, 1999 by each of the Named Executive Officers and the 1999 fiscal year-end value of unexercised options and SARs.

             AGGREGATED OPTION/SAR EXERCISES IN THE 1999 FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                               VALUE OF
                                                                   NUMBER OF SECURITIES       UNEXERCISED
                                                                  UNDERLYING UNEXERCISED     IN-THE-MONEY
                                                                       OPTIONS/SARS          OPTIONS/SARS
                                                                      AT FY-END (#)        AT FY-END ($) (1)

                      SHARES ACQUIRED                                  EXERCISABLE/          EXERCISABLE/
NAME                 ON EXERCISE (#SH)     VALUE REALIZED ($)         UNEXERCISABLE          UNEXERCISABLE
----                 ----------------      ------------------         -------------          -------------

Paul  A.   Stroup, III       0                      0                 44,062/59,388                0/0
B. Clyde Preslar             0                      0                 12,675/30,075                0/0
Richard G. Tucker            0                      0                 10,675/34,225                0/0
Gregory M. Venner            0                      0                  5,287/28,363                0/0
Dominic J. Sidari            0                      0                  2,000/21,000                0/0

--------------------
(1)   No options were in-the-money.


AMENDMENT TO 1997 INCENTIVE EQUITY PLAN

      The Company maintains the Lance, Inc. 1997 Incentive Equity Plan (the
Plan). As originally adopted, the Plan reserves 1,500,000 shares of the Company's Common Stock for issuance to certain key employees of the Company. The Plan authorizes the issuance of such shares to key employees in the form of stock options, stock appreciation rights (SARs), restricted stock and performance shares. The Plan also authorizes other awards denominated in monetary units or shares of Common Stock payable in cash or shares of Common Stock. In January 2000, the Board of Directors adopted an amendment to the Plan to increase by 1,500,000 (approximately 5.2% of the outstanding shares of Common

Stock) the number of shares of Common Stock available under the Plan (the Amendment). Unless the context requires otherwise, all references to the Plan herein describe the Plan both before and after the Amendment. The Amendment will be effective upon approval by the stockholders. If the Amendment is not approved by the Stockholders, the Plan will continue in effect without the additional number of available shares.

      As of March 1, 2000, awards outstanding or previously exercised under the Plan, without giving effect to the Amendment, covered a total of 1,329,188 shares of Common Stock and 170,812 shares remain available for grant.

      Background and Purpose. As described in the Compensation/Stock Option Committee Report, one of the fundamental components of compensation for the Company's key employees is long-term incentive compensation. The Plan was adopted to provide such long-term incentive compensation. Most of the shares originally allocated under the Plan have been issued. The purpose of the Amendment is to increase the number of shares available for use under the Plan. Without the Amendment, the Company will be largely unable to issue additional awards under the Plan. Below is a summary of the material terms of the Plan.

      Section 162(m) of the Internal Revenue Code (Section 162(m)) limits the deductibility to the Company of certain compensation paid to certain key employees in excess of $1 million dollars. Section 162(m) excludes from this limit compensation that qualifies as "performance-based compensation." In order to provide both short and long-term equity-based incentive awards that meet the requirements of "performance-based compensation" under Section 162(m), the Plan provides equity-based incentive compensation.

      Number of Shares. If the Amendment is approved, the number of shares of Common Stock available for awards under the Plan will be increased by 1,500,000 to 3,000,000 (approximately 10.4% of the outstanding shares of Common Stock). All shares available for awards in any year that are not used, as well as shares allocated to awards under the Plan that are canceled or forfeited, will be available in subsequent years.

      Administration. The Plan is administered by the Compensation/Stock Option Committee of the Board of Directors (the Committee). It is intended that the Committee will at all times be composed of "non-employee directors" within the meaning of Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934 and that all of its members acting with respect to matters governed by Section 162(m) will be "outside directors" within the meaning of Section 162(m). Under the Plan, the Committee will (i) select the key employees to receive awards from time to time, (ii) make awards in such form and amounts as it determines, (iii) impose such limitations, restrictions and conditions upon awards as it deems appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or any award granted thereunder and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee will also have the authority to accelerate the vesting and/or waive any restrictions, or otherwise amend the terms of any award within its discretion, of any outstanding awards. The Plan will terminate on March 31, 2007. Each participant receiving an award under the Plan shall enter into an agreement with the Company in the form specified by the Committee. In no event may an individual receive awards under the Plan during any calendar year for more than 150,000 shares or options for shares.

      Eligibility. Only managerial and other key employees of the Company may participate in the Plan. Key employees are those employees who occupy managerial or other important positions and who have made or are expected to make important contributions to the business of the Company or a subsidiary, as determined by the Committee. Currently, approximately 144 employees are eligible to participate. As mentioned above, the Committee in its discretion will select which key employees will in fact receive awards from time to time.

      Awards of Stock Options and Stock Appreciation Rights. The Plan provides for the grant of options to purchase shares of Common Stock at option prices determined by the Committee as of the date of grant. For stock option awards intended to qualify as "performance-based compensation" under Section 162(m) or for incentive stock options (described below), the option price will not be less than the fair market value of shares of Common Stock at the close of business on the date of grant. The fair market value of the Common Stock on March 1, 2000 was $10 1/16 per share.

      The Plan also provides for the grant of SARs (either in tandem with stock options or freestanding), which entitle holders upon exercise to receive either cash or shares of Common Stock or a combination thereof, as the Committee in its discretion shall determine, with a value equal to the difference between (i) the fair market value on the exercise date of the shares with respect to which an SAR is exercised and (ii) the fair market value of such shares on the date of grant (or such other price as set by the Committee).

      Awards to key employees of options under the Plan, which may be either incentive stock options (which qualify for special tax treatment) or nonqualified stock options, are determined by the Committee. The terms and conditions of each such option and of any SAR are to be determined by the Committee at the time of grant.

      Exercise of an option (or an SAR) will result in the cancellation of any related SAR (or option) to the extent of the number of shares in respect of which such option or SAR has been exercised. Options and SARs granted under the Plan will expire not more than 10 years from the date of grant, and the option agreements entered into with the optionees will specify the extent to which options and SARs may be exercised during their respective terms, including in the event of the optionee's death, disability or termination of employment.

      Payment for shares issuable pursuant to the exercise of an option may be made either in cash or by tendering shares of Common Stock of the Company with a fair market value at the date of the exercise equal to the portion of the exercise price which is not paid in cash.

      Restricted Awards, Performance Awards and Other Awards. The Plan provides for the issuance of restricted awards in the form of shares of restricted stock or restricted units representing shares of Common Stock on such terms and conditions as are determined from time to time by the Committee, in addition to or in combination with other awards under the Plan. Such restrictions may include the continued service of the participant with the Company, the attainment of specified performance goals or any other conditions deemed appropriate by the Committee.

      The stock certificates evidencing the restricted stock will bear an appropriate legend and will be held in the custody of the Company until the applicable restrictions have been satisfied. The participant cannot sell, transfer, pledge, assign or hypothecate shares of restricted stock until the applicable restrictions have been satisfied. Once the restrictions are satisfied, the shares will be delivered to the participant. During the period of restriction, the participant may exercise full voting rights and receive cash dividends with respect to the restricted stock. The participant will also be credited with stock dividends, if any, with respect to the restricted stock, subject to the same restrictions of the underlying restricted stock. Awards of restricted units will be paid in cash or shares of Common Stock upon vesting with each unit having a value equal to the fair market value of one share of Common Stock.

      The Committee may also make performance awards in the form of performance equity grants or performance unit grants to selected key employees, in addition to or in combination with other awards under the Plan. Performance equity grants are made in units representing shares of Common Stock and performance unit grants are made in monetary units. The Plan provides that the number of performance awards granted and/or the vesting of granted performance awards shall be contingent on the attainment of certain performance goals or other conditions over a period of time (called the "performance period"), all as determined by the Committee. During the performance period, the Committee will determine what number (if any) of performance awards have been earned. Earned performance awards may be paid in cash, shares of Common Stock or a combination thereof having an aggregate fair market value equal to the value of the earned performance awards as of the payment date.

      In addition, the Plan permits the Committee to make grants of other awards of Common Stock or awards denominated in units of Common Stock, including ones valued using measures other than market values.

      Code Section 162(m). Because stock options and SARs granted under the Plan that are intended to qualify as "performance-based compensation" under Section 162(m) must have an exercise price equal at least to fair market value at the date of grant, compensation from the exercise of such stock options and SARs should be treated as "performance-based compensation" for Section 162(m) purposes.

      In addition, the Plan authorizes the Committee to grant restricted awards or performance awards that are conditioned on the satisfaction of certain performance criteria. For such awards intended to result in "performance-based compensation," the Committee will establish prior to or within 90 days after the start of the applicable performance period the applicable performance conditions. The Committee shall establish the performance conditions in its sole discretion using such measures of performance as it deems appropriate. The performance conditions will be stated in the form of an objective, nondiscretionary formula and the Committee will certify in writing the attainment of such performance conditions prior to any payout with respect to such awards.

      Withholding for Payment of Taxes. The Plan provides for the withholding and payment by a participant of any payroll or withholding taxes required by applicable law. The Plan permits a participant to satisfy such requirement, with the approval of the Committee and subject to the terms of the Plan, by having the Company withhold from the participant a number of shares of Common Stock otherwise issuable under the award having a fair market value equal to the amount of the applicable payroll and withholding taxes.

      Changes in Capitalization and Similar Changes. In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend, split, spin-off, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, the aggregate number of shares of Common Stock with respect to which awards may be made under the Plan, the terms, types of shares and number of shares of any outstanding awards under the Plan and the individual calendar year award limit set forth above may be equitably adjusted by the Committee in its discretion.

      Changes in Control. The Plan provides that in the event of a change in control of the Company, all options and SARs will be fully exercisable as of the date of the change in control and shall remain exercisable through their full term. Outstanding restricted awards and performance awards will become immediately vested, and any applicable performance conditions shall be deemed satisfied (at the target performance condition, if applicable) as of the date of the change in control.

      Amendment and Termination of the Plan. The Board of Directors has the power to amend, modify or terminate the Plan on a prospective basis. Stockholder approval is required for any change to the material terms of the Plan to the extent required by Section 162(m), the rules of any national securities exchange or market upon which the Common Stock is listed at the time the amendment is proposed or Section 422 of the Internal Revenue Code with respect to incentive stock options.

      Federal Income Tax Treatment. Incentive Stock Options. Incentive stock options (ISOs) granted under the Plan will be subject to the applicable provisions of the Internal Revenue Code, including Code Section 422. If shares of Common Stock of the Company are issued to an optionee upon the exercise of an ISO, and if no "disqualifying disposition" of such shares is made by such optionee within one year after the exercise of the ISO or within two years after the date the ISO was granted, then (i) no income will be recognized by the optionee at the time of the grant of the ISO, (ii) no income, for regular income tax purposes, will be realized by the optionee at the date of exercise, (iii) upon sale of the shares acquired by exercise of the ISO, any amount realized in excess of the option price will be taxed to the optionee, for regular income tax purposes, as a long-term capital gain and any loss sustained will be a long-term capital loss and (iv) no deduction will be allowed to the Company for federal income tax purposes. If a "disqualifying disposition" of such shares is made, the optionee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the option price (the bargain purchase element) and the Company will be entitled to a federal income tax deduction equal to such amount. The amount of any gain in excess of the bargain purchase element realized upon a "disqualifying disposition" will be taxable as capital gain to the holder (for which the Company will not be entitled a federal income tax deduction). Upon exercise of an ISO, the optionee may be subject to alternative minimum tax.

      Nonqualified Stock Options. With respect to nonqualified stock options (NQSOs) granted to optionees under the Plan, (i) no income is realized by the optionee at the time the NQSO is granted, (ii) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount and (iii) on disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on whether the shares have been held for more than one year.

      Restricted Stock. Upon becoming entitled to receive shares at the end of the applicable restriction period without a forfeiture, the recipient has ordinary income in an amount equal to the fair market value of the shares at that time. However, a recipient who makes an election under Code Section 83(b) within 30 days of the date of the grant will have ordinary taxable income on the date of the grant equal to the fair market value of the shares of restricted stock as if the shares were unrestricted and could be sold immediately. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes. Upon sale of the shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis will be equal to the fair market value of the shares when the restriction period expires. However, if the recipient timely elects to be taxed as of the date of grant, the holding period commences on the date of the grant and the tax basis will be equal to the fair market value of the shares on the date of the grant as if the shares were then unrestricted and could be sold immediately. The Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary compensation income to the participant.

      Performance Awards. A participant who receives a performance award will not recognize income and the Company will not be allowed a deduction at the time the award is made. When a participant receives payment for a performance award in cash or shares of Common Stock of the Company, the amount of the cash and the fair market value of the shares received will be ordinary income to the participant and the Company will receive a tax deduction for the same amount. However, if there is a substantial risk that any shares used to pay out earned performance shares will be forfeited (for example, because the Committee conditions such shares on the performance of future services), the taxable event is deferred until the risk of forfeiture lapses. In this case, the participant can make a Code Section 83(b) election as previously described. The Company generally will be entitled to a deduction at the time the income is recognized by the participant.

      The Board recommends a vote FOR approval of the Amendment and proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise. The affirmative vote of a majority of the shares voting on the proposal, in person or by proxy, at the Annual Meeting is required for approval of the Amendment.
Abstentions and shares not voted are not counted in determining a majority.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

      Inasmuch as all executive officers of the Company are eligible for awards under the Company's 1997 Incentive Equity Plan, each has a substantial interest in the Amendment. See "Amendment to 1997 Incentive Equity Plan" above.

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has selected KPMG LLP as independent public accountants to audit the financial statements of the Company and its subsidiaries for the 2000 fiscal year, ending December 30, 2000. This selection is being presented to the stockholders for their ratification or rejection at this Annual Meeting. KPMG LLP has served as the Company's independent certified public accountants and has audited the financial statements of the Company and its subsidiaries beginning with the 1991 fiscal year. Representatives of KPMG LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

      The Board of Directors recommends a vote FOR the ratification of the selection of KPMG LLP as independent public accountants to audit the financial statements of the Company and its subsidiaries for the 2000 fiscal year, and proxies solicited by the Board of Directors will be so voted unless stockholders specify a different choice. If the stockholders do not ratify the selection of KPMG LLP, the selection of independent public accountants will be reconsidered by the Board of Directors.

STOCKHOLDER PROPOSALS

      Any proposal that a stockholder intends to present for action at the 2001 Annual Meeting of Stockholders, currently scheduled for April 20, 2001, must be received by the Company no later than November 17, 2000, in order for the proposal to be included in the proxy statement and form of proxy for the 2001 Annual Meeting of Stockholders. In addition, if the Company receives notice of shareholder proposals after January 31, 2001, then the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such shareholder proposals, without discussion of the matters in the proxy statement and without such proposals appearing as separate items on the proxy card. Shareholder proposals should be sent to Secretary, Lance, Inc., Box 32368, Charlotte, North Carolina 28232.

                                                                      APPENDIX A

[LOGO]                             LANCE, INC.                             PROXY


                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                    ANNUAL MEETING TO BE HELD APRIL 20, 2000

    The undersigned hereby appoints Paul A. Stroup, III, Richard G. Tucker and
B. Clyde Preslar and each of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated on the reverse hereof, all shares of the $.83-1/3 par value Common Stock of the undersigned in Lance, Inc. at the Annual Meeting of Stockholders to be held on April 20, 2000, and at any adjournment thereof.

    THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE HEREOF AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS AND FOR PROPOSALS 2 AND 3. The Board of Directors recommends voting FOR on each item.

HAS YOUR ADDRESS CHANGED?

------------------------

------------------------

------------------------

                                    (side 2)

1. ELECTION OF DIRECTORS: Nominees are William R. Holland, Weldon H. Johnson, Paul A. Stroup, III and Isaiah Tidwell.

            [ ] FOR           [ ] WITHHOLD           [ ] FOR ALL EXCEPT

            (INSTRUCTION: To withhold authority for any nominee, mark the "For All Except" box and write that nominee's name below.)

           ----------------------------------------------------------

2.    RATIFICATION OF SELECTION OF KPMG LLP AS AUDITORS

            [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

3. AN AMENDMENT TO THE COMPANY'S 1997 INCENTIVE EQUITY PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED BY 1,500,000 TO 3,000,000.

            [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and of which Lance, Inc. did not have notice on or before February 3, 2000.

      Receipt of Notice of Annual Meeting and accompanying Proxy Statement is hereby acknowledged.

      PLEASE DATE AND SIGN EXACTLY AS PRINTED TO THE LEFT AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. (When signing as attorney, executor, administrator, trustee, guardian, etc., give title as such. If joint account, each joint owner should sign.)

Mark box at right if address change has been noted on the reverse of this card. [ ]


----------------------------------------   -------------------------------------
Stockholder sign here           Date       Co-owner sign here             Date